Eric Kristoff Resigns as rVue CTO, Will Continue as an Advisor

Company Retains InstantSys to Facilitate Transition and Identify Ideal Replacement;

Board increases option pool to attract and retain key employees

Chicago, IL –July 8, 2015 (Business Wire) -- rVue Holdings, Inc., (OTCBB: RVUE), a premier advertising technology platform for digital place-based media, today announced that Eric Kristoff, formerly rVue's Chief Technology Officer, has accepted a position at a different company. Mr. Kristoff will continue to assist rVue as an advisor.

Mark Pacchini, rVue’s President and Chief Executive Officer, commented, “I'm certainly disappointed by Eric's decision, but pleased to say he will remain on as an ‘advisor’ to rVue.  Over the past two plus years Eric and his team have made significant advancements with rVue's technology platform and pushed our system to the leading edge of the ‘digital location video’ or ‘digital place based media’ space.  On behalf of the Board of Directors, the management, employees and shareholders of rVue, we thank Eric for all that he has accomplished while with the company and wish him well in his new position. We recognize what a great opportunity this is for him and his family.”

In the interim, Roger Branstetter and Jaime Salazar will co-lead rVue’s technology efforts. Mr. Branstetter has been with rVue from the early days and has lead the development of the platform infrastructure. Mr. Salazar is also a veteran of rVue and has been responsible for a great deal of the coding of rVue’s platform. The Company has initiated a search for a new CTO, rVue will engage the services of InstantSys and David Esser.

“Eric created a strong and deep team at rVue, and we are well-positioned for the future with Roger and Jaime leading our technology efforts in the interim,” added Mr. Pacchini. “David Esser and his talented team will not only help with the transition, but also provide rVue access to various technology specialists, further strengthening our technology team.”

In addition, rVue’s Board has voted to increase the option pool by 15 million shares and has obtained shareholder approval for the increase. These shares will be utilized to compensate and incentivize current and future employees.

About rVue

rVue Holdings, Inc. is an advertising technology company providing the digital distribution platform for the Digital Place-Based Advertising industry. The Company connects approximately one million digital screens across 190 networks delivering access to 250 million daily impressions in one simple platform. Backed by the industry's most intuitive and intelligent platform, rVue has the technology, data and expertise to connect brands and targeted consumers where and when it matters most. For more information, please visit http://www.rvue.com.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.

Company Contacts

Mark Pacchini

President and CEO

312-361-3368